UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Broadway Financial Corporation
(Name of Registrant as Specified In Its Charter)

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BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard Suite 500
Los Angeles, California 90036

June 13, 2018

Dear Stockholder:

       On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company"), which will be held at the Company's principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, at 2:00 p.m. on Wednesday, July 25, 2018.

       Stockholders will be asked at the Annual Meeting to vote on the election of two directors and on each of the other proposals described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

       Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, please complete, sign and date each proxy card you receive and return it to the Company as soon as possible in the postage-paid envelopes that has been provided. You may revoke your proxies at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

Sincerely,

Wayne-Kent A. Bradshaw
Chief Executive Officer

IMPORTANT: If your Broadway Financial Corporation shares are held in the name of a brokerage firm or other nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy on your behalf.

If you have any questions or need any assistance in voting your shares, please telephone Alice Wong, the Company's Corporate Secretary, at (323) 634-1700, Ext 3269.

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard Suite 500
Los Angeles, California 90036

Notice of Annual Meeting of Stockholders
Wednesday, July 25, 2018
2:00 p.m.

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company") will be held at the Company's principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, at 2:00 p.m. on Wednesday, July 25, 2018, for the following purposes:

  1.
  To elect two directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2021 or until their successors are elected and have been qualified;

  2.
  To ratify the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2018;

  3.
  To approve the Broadway Financial Corporation 2018 Long-Term Incentive Plan;

  4.
  To cast an advisory (non-binding) vote on executive compensation; and

  5.
  To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

The Board of Directors has selected May 30, 2018 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to a notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal executive offices during the ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please mail your proxy in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the Annual Meeting and, if you attend the Annual Meeting, you may vote your shares in person.

By Order of the Board of Directors

Alice Wong
 Corporate Secretary

Los Angeles, California
June 13, 2018

Broadway Financial Corporation
Proxy Statement

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard Suite 500
Los Angeles, California 90036

PROXY STATEMENT
Annual Meeting of Stockholders
Wednesday, July 25, 2018

GENERAL INFORMATION

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Broadway Financial Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California, 90036, at 2:00 p.m. on Wednesday, July 25, 2018, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about June 13, 2018.

       The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. ("Broadway Federal" or the "Bank") as part of the Bank's conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). The Conversion was completed and the Bank became a wholly owned subsidiary of the Company on January 8, 1996. Throughout this Proxy Statement, the terms "we", "us", "our" and the "Company" refer to Broadway Financial Corporation and, unless otherwise indicated, such references include the Bank as the Company's predecessor.

THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS ARE
AVAILABLE AT http://www.broadwayfederalbank.com

RECORD DATE AND VOTING OF SHARES

       The Board has selected May 30, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 18,662,402 shares of the Company's voting common stock, par value $0.01 per share (the "Voting Common Stock"), were outstanding at the close of business on that date. A majority of the shares of Voting Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Voting Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders and on which they are entitled to vote.

       Abstentions will be treated as shares of Voting Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares of Voting Common Stock, commonly referred to as "broker non-votes", then those shares will be counted for general quorum purposes, but will not be considered as present and entitled to vote with respect to that matter.

       A plurality of votes cast by the holders of shares of Voting Common Stock will be required for the election of directors. The affirmative vote of the majority of the shares of Voting Common Stock voting on the proposal will be required to: (i) ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm, (ii) approve the Company's 2018 Long-Term Incentive Plan, and (iii) adopt the non-binding proposal to approve executive compensation described in this Proxy Statement. Thus, abstentions and broker non-votes will not have any effect in the voting on these proposals.

       All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors, and FOR approval of each of the other proposals described in this Proxy Statement. Although the Board currently knows of no other matter to be presented at the Annual Meeting, if other matters are properly presented at the Annual Meeting and may properly be acted upon, the proxies solicited hereby will be voted in accordance with the best judgment of the persons named in such proxies.

REVOCATION OF PROXIES

       Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy card or other written notice of revocation to Alice Wong, Corporate Secretary of the Company, at 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

SOLICITATION OF PROXIES

       Proxies are being solicited by this Proxy Statement on behalf of the Board. The principal solicitation of proxies is being conducted by mail. Computershare, the Company's transfer agent, will assist in the solicitation of proxies at no additional fee, but will be reimbursed for certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company or the Bank, and the Company's financial advisor, none of whom will receive additional compensation for such solicitation. Proxies may be solicited by telephone, personal contact or other means. The Company will bear the cost of this solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares of the Company's Voting Common Stock for their expenses incurred in forwarding solicitation material to beneficial owners of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

       The following table sets forth information as of March 31, 2018 concerning the shares of the Company's Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, each director, each Named Executive Officer, and all current directors and executive officers as a group.

Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned	Percent of Voting Common Stock	Number of Shares of Non-Voting Common Stock Beneficially Owned(1)	Percent of Total Common Stock Outstanding(2)
United States Department of the Treasury(3)	2,695,002	14.44%	-	9.83%
CJA Private Equity Financial Restructuring Master Fund I L.P.(4)	1,845,141	9.89%	6,453,995	30.27%
Hope Bancorp, Inc.(5)	1,835,881	9.84%	-	6.70%
Broadway Federal Bank f.s.b. Employee Stock Ownership Plan(6)	1,808,004	9.69%	-	6.59%
Grace & White, Inc.(7)	1,476,671	7.91%	-	5.39%
National Community Investment Fund(8)	896,160	4.80%	1,564,540	8.97%
First Republic Bank(9)	834,465	4.47%	737,861	5.73%
Directors and Executive Officers(6)
Wayne-Kent A. Bradshaw(10)	194,747	1.04%	-	0.71%
Robert C. Davidson, Jr.(11)(12)	77,080	0.41%	-	0.28%
A. Odell Maddox(11)(13)	45,687	0.24%	-	0.17%
Daniel A. Medina(11)(14)	59,436	0.32%	-	0.22%
Virgil Roberts(11)(15)	36,403	0.20%	-	0.13%
Dutch C. Ross III	17,437	0.09%	-	0.06%
Erin Selleck(16)	9,699	0.05%	-	0.04%
Brenda J. Battey(17)	85,967	0.46%	-	0.31%
Norman Bellefeuille(18)	154,333	0.82%	-	0.56%
Ruth McCloud(19)	60,121	0.32%	-	0.22%
All current directors and executive officers as a group (10 persons)	740,910	3.91%	-	2.68%

(1)
The non-voting common stock may be converted to common stock only upon certain prescribed forms of sales to third parties that are not affiliated with the holders thereof.
(2)
Percentages are based on the total of voting and non-voting common stock held by the respective stockholders shown in the table.
(3)
The address for United States Department of the Treasury is 1500 Pennsylvania Avenue, NW, Room 2312, Washington, D.C. 20220.
(4)
Christopher J. Acito, managing member of Christopher J. Acito ("CJA") & Associates LLC, has sole investment and voting power with respect to these shares. CJA & Associates LLC is the managing member of CJA Private Equity Financial Restructuring GP I Ltd., which is the general partner of

  CJA Private Equity Financial Restructuring Master Fund I LP. The address for CJA & Associates LLC is 654 Madison Avenue, Suite 601, New York, NY 10065. CJA & Associates LLC is an affiliate of Gapstow Capital Partners located at 654 Madison Avenue, Suite 601, New York, NY 10065.

(5)
Includes holdings of Hope Bancorp, Inc. and its subsidiary Bank of Hope. The address for Hope Bancorp, Inc. is 3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010.
(6)
The address for each of the directors and named executive officers and the Broadway Federal Bank f.s.b. Employee Stock Ownership Plan ("ESOP") is 5055 Wilshire Boulevard, Suite 500, Los Angeles, CA 90036.
(7)
Information based upon Schedule 13G/A, filed on January 31, 2018 with the SEC by Grace & White, Inc., which is an investment adviser. The address for Grace & White, Inc. is 515 Madison Avenue, Suite 1700, New York, NY 10022.
(8)
The address for National Community Investment Fund ("NCIF") is 135 South LaSalle, Suite 2040, Chicago, IL 60603.
(9)
The address for First Republic Bank is 111 Pine Street, San Francisco, CA 94111.
(10)
Includes 31,360 allocated shares under the ESOP, 20,483 shares of restricted stock and 75,000 shares subject to options granted under the Company's 2008 Long Term Incentive Plan (the "LTIP"), which options are all currently exercisable as of March 31, 2018.
(11)
Includes 3,125 shares subject to options granted under the LTIP, which options are all currently exercisable as of March 31, 2018.
(12)
Includes 70,000 shares that are held by the Robert and Alice Davidson Trust, dated August 11, 1982. Robert Davidson and Alice Davidson share investment and voting power with respect to the shares held by the Robert and Alice Davidson Trust in their capacities as trustees of the trust.
(13)
Includes 19,491 shares held jointly with his spouse with whom voting and investment power are shared.
(14)
Includes 48,068 shares that are held by the Martin Medina Family Trust. Mr. Medina and his wife share investment and voting power with respect to the shares held by the Martin Medina Family Trust in their capacities as trustees of the trust.
(15)
Includes 25,037 shares held jointly with his spouse with whom voting and investment power are shared.
(16)
Includes 2,262 shares held jointly with her spouse with whom voting and investment power are shared.
(17)
Includes 21,965 allocated shares under the ESOP and 60,000 shares subject to options granted under the LTIP, which options are all currently exercisable as of March 31, 2018.
(18)
Includes 21,833 allocated shares under the ESOP, 80,000 shares subject to options granted under the LTIP, which options are all currently exercisable as of March 31, 2018, and 52,500 shares held jointly with his spouse with whom voting and investment power are shared.
(19)
Includes 20,121 allocated shares under the ESOP and 40,000 shares subject to options granted under the LTIP, which options are all currently exercisable as of March 31, 2018.

PROPOSAL 1. ELECTION OF DIRECTORS

       The Company's Certificate of Incorporation provides that the Board shall be divided into three classes of directors, with the term of one class of directors to expire each year. Two directors are to be elected at the Annual Meeting.

Information Concerning Nominees and Directors

       The following table sets forth the names and information regarding the persons who are currently members of the Board, including those nominated by the Board for election at the Annual Meeting. If elected, Mr. Wayne-Kent A. Bradshaw and Ms. Erin Selleck will each serve for a term of three years or until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his/her intention to serve if elected. If either of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

Name	Age at March 31, 2018	Director Since	Term Expires	Positions Currently Held with the Company and the Bank
NOMINEES:
Wayne-Kent A. Bradshaw	71	2012	2018	President, Chief Executive Officer and Director
Erin Selleck	61	2015	2018	Director
CONTINUING DIRECTORS:
Robert C. Davidson, Jr.	72	2003	2019	Director
Dutch C. Ross III	71	2016	2019	Director
Virgil Roberts	71	2002	2020	Director and Chairman of the Board
A. Odell Maddox	71	1986	2020	Director
Daniel A. Medina	60	1997	2020	Director

The Board of Directors unanimously recommends
that you vote for the above nominees.

       The following is a brief description of the business experience of the nominees and continuing directors and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also set forth below for each nominee and continuing director is a description of the specific experience, qualifications, attributes or skills that led to the Board's conclusion that such person should serve as a director of the Company.

Director Nominees

       Wayne-Kent A. Bradshaw is the President and Chief Executive Officer of the Company and the Bank. Mr. Bradshaw joined the Company in February of 2009 as the President and Chief Operating Officer, and was appointed Chief Executive Officer in January 2012. He was elected to serve as a director of both the Company and the Bank in September 2012. Prior to joining the Company, Mr. Bradshaw was the Regional President for Community and External Affairs of Washington Mutual Bank from 2003 to 2009. He was President and Chief Executive Officer of the Los Angeles-based Family Savings Bank from 1989 until 2002 and Chief Deputy Superintendent for the California State Banking Department from 1981 to 1983.

Mr. Bradshaw has served on many community and educational boards. He most recently served on the boards of directors of California State University Northridge, Northridge Hospital Medical Center and California Community Reinvestment Corporation. He currently serves on the boards of Western Bankers Association and Louisville High School.

       Mr. Bradshaw has over 45 years of experience in financial management and banking. Mr. Bradshaw has the proven ability to plan and implement programs which optimize opportunities to accelerate profitable growth in highly competitive environments. He has extensive experience in community banking, commercial banking and as a bank regulator.

       Erin Selleck served as Senior Executive Vice President and Treasurer of Union Bank until her retirement in 2014. In addition to her role as Union Bank's Treasurer, she served as a Policy Making Officer and Executive Committee member. Prior to joining Union Bank in 2002, she held a variety of positions within the Corporate Treasury department at Bank of America. She is currently serving on the Advisory Boards of three small private companies. She has served on the Board of Directors for numerous non-profit organizations and currently is a member of the Board of Directors for Heal the Bay.

       Ms. Selleck has extensive experience in finance and in banking. She has comprehensive expertise in all treasury functions including investments, funding and liquidity, interest rate risk, capital management, and investor relations. As a banker for more than 25 years, she has deep knowledge of the capital markets and of the regulatory landscape in banking. Ms. Selleck also has extensive executive management experience with driving growth and profitability, guiding strategy including mergers and acquisitions, and providing effective oversight of all enterprise risks including cyber-security.

Continuing Directors

       Robert C. Davidson, Jr. served, until his retirement in 2007, in the position of Chairman and Chief Executive Officer of Surface Protection Industries, a paint and specialty coatings manufacturing company he founded in 1978, that became one of the leading African American-owned manufacturing companies in California. Previously, from 1972 to 1974, he co-founded and served as Vice President of Urban National Corporation, a private venture capital corporation that was focused specifically on investing in minority-controlled businesses. Mr. Davidson currently also serves on the boards of directors of Morehouse College (Chairman Emeritus), Art Center College of Design (Chairman), Jacobs Engineering Group, Inc. (a publicly traded professional service company), Cedars-Sinai Medical Center (Emeritus Member) and the University Of Chicago Graduate School Of Business Advisory Council.

       Mr. Davidson has extensive entrepreneurial experience in developing and managing small and medium-sized businesses. He has hands-on experience in marketing and sales, human resources and strategic planning and implementation. He has a long history with and extensive knowledge of the Company and of the markets and communities in which the Company operates. We believe this knowledge and experience qualifies him to serve on our Board.

       Dutch C. Ross III is President and Chief Executive Officer of Economic Resources Corporation (ERC), a non-profit corporation with a mission of promoting economic development and job creation in underserved neighborhoods. Mr. Ross has served in that capacity since 1996. Prior to joining ERC, from January 1975 to December 1995, Mr. Ross held a variety of managerial, financial and planning positions in the corporate headquarters, and divisional and subsidiary operations of Atlantic Richfield Company (ARCO). Over the years, Mr. Ross has been active in a number of community organizations and has served on the boards of directors of several such organizations, including Downtown Long Beach YMCA, where he served as Chairman, Genesis L.A. Economic Growth Corporation, where he currently chairs the Audit

Committee and also serves on the Executive Committee, and The Valley Economic Development Center, where he formerly served as Treasurer and Chairman of the Finance Committee and currently serves on the Finance and Compensation, and Nominating Committees of the board.

       Mr. Ross is a financial executive with over forty years of business experience with a Fortune 500 company and non-profit economic development organizations. We believe this knowledge and experience qualifies him to serve on our Board.

       Virgil Roberts has been the Managing Partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry, since 1996. Prior to forming Bobbitt & Roberts, Mr. Roberts was President of Solar Records from 1990 to 1996. He currently serves on the boards of directors of Community Build, Inc., Claremont Graduate School, Families in Schools, the Alliance for College Ready Public Schools, Southern California Public Radio and the James Irvine Foundation.

       Mr. Roberts is the Chairman of the Board of Directors of the Company and the Bank. Mr. Roberts' qualifications to serve on the Board include his extensive legal and business experience and community leadership. Mr. Roberts serves on a number of local community boards and provides leadership to local community groups. He brings leadership, management and regulatory experience to the Board.

       A. Odell Maddox is the Manager of Maddox Co., a real estate property management and sales company, and has served in that capacity since 1986. Mr. Maddox has worked in property management, real estate brokerage and investment businesses for over 36 years.

       Mr. Maddox has extensive experience in real estate in Los Angeles, as well as significant experience in real estate lending and loan workouts. He has extensive entrepreneurial experience developing and managing small and medium-sized businesses. Mr. Maddox has a long history with and knowledge of the Company and the communities and markets in which the Company operates.

       Daniel A. Medina has been a research analyst for Needham & Company, LLC, a New York based investment bank since October 2009. Mr. Medina has also been a Managing Director of Capital Knowledge, LLC, a consulting firm that provides financial advisory services, since 2000.

       Mr. Medina has extensive experience in analyzing and valuing financial institutions and assessing their strengths and weaknesses. He also has extensive knowledge of the capital markets and mergers and acquisitions, specifically within the financial services industry.

Director Independence

       We have adopted standards for director independence pursuant to the Nasdaq Stock Market ("Nasdaq") listing standards. The Board has considered relationships, transactions and/or arrangements with each of its directors, and has determined that all of the Company's non-employee directors are "independent" under applicable Nasdaq listing standards and Securities and Exchange Commission ("SEC") rules.

Board Leadership Structure

       The Company currently operates under a leadership structure in which the positions of Chairman of the Board and Chief Executive Officer of the Company are separated, such that each position is held by a different person. The position of Chairman of the Board is held by Mr. Roberts, who is an independent director. As the Chairman of the Board, Mr. Roberts provides leadership to the Board and works with the Board and executive management to define the Board's structure and coordinate its activities in the fulfillment of its responsibilities. In addition, he presides over periodic executive sessions of the Board, coordinates the agenda for meetings and serves as a liaison between the independent directors and management.

       Mr. Bradshaw serves as President and Chief Executive Officer of the Company. As such, he has general charge, supervision and management of the business affairs of the Company, and is responsible for assuring that policy decisions of the Board are implemented as adopted. He, in conjunction with the Board, is responsible for the development and implementation of the Company's strategic plans.

       The Board intends to continue to separate the Chairman and Chief Executive Officer positions. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, this structure allows Mr. Bradshaw to focus his attention on implementing the Company's strategic plans, while a separate Chairman can devote full attention to Board leadership functions. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Risk Oversight

       The Board's role in the Company's risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board reviews these reports to enable it to understand and assess the Company's risk identification, risk management and risk mitigation strategies. While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. The Risk and Compliance Committee of the Bank's board of directors reviews the development, implementation and maintenance of risk management processes from a Company-wide perspective, and assesses the adequacy and effectiveness of the Company's risk management policies. In accordance with our audit committee charter, the Audit Committee assists the Board in its oversight of the Company's risk assessment and risk management policies as well as the procedures and the safety and soundness of the Company. The Loan Committee evaluates and manages credit risk and loan concentration risk, while the Internal Asset Review Committee reviews loan classifications and loss risk in the Bank's loan portfolio. In addition, the Asset and Liability Committee manages investment, interest rate, and financial risk exposure, the Compensation and Benefits Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements and the Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest, and overall governance of the Company. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee and management reports.

Identifying and Evaluating Nominees for Director

       The Company's Corporate Governance Committee is charged with the responsibilities of identifying and recommending candidates to be nominated for election as directors. The committee considers candidates suggested by its members, other directors and stockholders in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company's Bylaws. See "Stockholder Proposals for Presentation at the Annual Meeting" for additional information regarding stockholder nominations of director candidates.

       All director candidates, including those nominated by stockholders, are evaluated on the same basis. In determining the needs of the Board and the Company, the Corporate Governance Committee considers the qualifications of current directors and consults with other members of the Board, the Chief Executive Officer and, where appropriate, external advisors. Generally the committee believes that all directors should exemplify the highest standards of personal and professional integrity, have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director. Director candidates who are not current directors are interviewed by members of the committee and the Chief Executive Officer and the results of those interviews are considered by the committee and the Board in their deliberations.

       Neither the Corporate Governance Committee nor the Board has a formal policy on the consideration of diversity in identifying director candidates, although both consider diversity when identifying and evaluating candidates. The Board may require a candidate to be sufficiently diverse from the other Board members, in ethnicity, gender, educational, professional and/or managerial backgrounds and experience, to provide a range of perspectives and interests among the members of the Board.

Committees and Meetings of the Board

       The Company has three standing Board committees: the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance Committee. The Board of Directors of the Bank has six committees: the Audit Committee, the Risk and Compliance Committee, the Compensation and Benefits Committee, the Internal Asset Review Committee, the Loan Committee and the Corporate Governance Committee.

Company Committees

       The Audit Committee consists of Ms. Selleck (Chairwoman) and Messrs. Maddox, Roberts and Ross. This committee is responsible for the engagement and oversight of the Company's independent registered public accounting firm. The Audit Committee, together with the corresponding committee of the Bank's Board of Directors, is also responsible for oversight of the internal audit function of the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. The Audit Committee held 14 meetings during 2017. The Audit Committee has a written charter, which was included as Appendix A to the Company's 2016 annual meeting proxy statement. All of the members of the Audit Committee are independent directors as defined under the Nasdaq listing standards. In addition, Ms. Selleck meets the definition of "audit committee financial expert," as defined by the SEC.

       The Compensation and Benefits Committee consists of Messrs. Davidson (Chairman), Medina and Roberts. This committee, together with the corresponding committee of the Bank's Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters at the Company level. The Compensation and Benefits Committee has a written charter, which was included as Appendix B to the Company's 2016 annual meeting proxy statement. The Compensation and Benefits Committee held five meetings during 2017.

       The Compensation and Benefits Committee is authorized to engage its own outside experts for advice. The Compensation and Benefits Committee engaged EW Business Partners, Inc. to provide advice in connection with the compensation of the Company's executives, directors and other employees and to review the Broadway Financial Corporation 2018 Long-Term Incentive Plan.

       The Corporate Governance Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is designated as the Nominating Committee of the Board and is responsible for the review of the qualifications of persons being considered for election as directors, including existing directors, and for recommending candidates for election to the Board. The Corporate Governance Committee held six meetings in 2017. Nominees for the 2018 Annual Meeting were recommended by the Corporate Governance Committee and approved by the Board. There were no nominations by stockholders. The Corporate Governance Committee's duties and responsibilities and the qualifications for director nominees are described in the Corporate Governance Committee Charter, which was included as Appendix C to the Company's 2016 annual meeting proxy statement. All of the members of the Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards.

Bank Committees

       The Audit Committee consists of Ms. Selleck (Chairwoman) and Messrs. Maddox, Roberts and Ross. This committee is responsible for the engagement and oversight of the Bank's independent registered public accounting firm. The Audit Committee is also responsible for oversight of the internal audit function and assessment of accounting and internal control policies. The Audit Committee held 14 meetings during 2017.

       The Risk and Compliance Committee consists of Messrs. Medina (Chairman) and Davidson and Ms. Selleck. This Committee is responsible for monitoring regulatory compliance, including oversight of the Bank's compliance with cybersecurity-related issues. The Risk and Compliance Committee held 11 meetings during 2017.

       The Compensation and Benefits Committee consists of Messrs. Davidson (Chairman), Medina and Roberts. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters. This Committee also evaluates the Chief Executive Officer's performance, salary and benefits, and makes recommendations regarding such matters for approval by the Board. The Compensation and Benefits Committee held five meetings during 2017.

       The Internal Asset Review Committee consists of Messrs. Davidson (Chairman), Bradshaw and Medina. This committee is responsible for the review and approval of asset classifications and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank's allowance for loan losses. The committee held 11 meetings during 2017.

       The Loan Committee consists of Messrs. Ross (Chairman), Maddox, Roberts and Bradshaw, Ms. Selleck, and Mr. Bellefeuille, who is not a Board member but serves as the Bank's Chief Loan Officer. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies and approving specific loans in accordance with the Bank's loan policy. The Loan Committee held nine meetings during 2017.

       The Corporate Governance Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of persons being considered for election to the board of directors of the Bank, including existing directors, and for nominating candidates for such election. The Corporate Governance Committee held six meetings during 2017.

Board Meetings

       The Boards of Directors of the Bank and the Company each held 11 regular meetings during 2017. All directors attended at least 75% of all meetings held during 2017 by the Company's Board of Directors and the committees of the Board on which they served.

Director Attendance at Annual Meetings

       The Company encourages all members of the Board to attend the annual meeting of stockholders. Mr. Bradshaw and all of the then-serving outside directors of the Company attended the 2017 Annual Meeting of Stockholders.

Communications with the Board

       The Board has an established process for stockholder communications with the Board. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Broadway Financial Corporation, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036. Communications addressed to the Board are reviewed by the Corporate Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board. Communications addressed to individual directors are forwarded directly to the office of the named director.

AUDIT COMMITTEE REPORT

       The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Report by reference.

       The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company's systems of internal controls. The Company's independent registered public accounting firm is responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

       The Audit Committee operates under a written charter approved by the Board. The Charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants.

       In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

       The Audit Committee reviewed with the independent registered public accounting firm such matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including PCAOB Auditing Standard 1301, "Communications with Audit Committees". In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors' independence from management and the Company, including the matters in the written disclosures received by the Committee as required by the rules of the PCAOB regarding the independence of such auditors, and has considered the compatibility of non-audit services provided by the auditors with the auditors' independence.

       The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations or audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017. The Audit Committee also approved the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2017.

Audit Committee Ms. Erin Selleck, Chairwoman Mr. A. Odell Maddox Mr. Virgil Roberts Mr. Dutch C. Ross III

EXECUTIVE OFFICERS

       The following table sets forth information with respect to current executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually, by the respective Boards of Directors.

Name	Age(1)	Principal Occupation during the Past Five Years
Brenda Battey	60	Senior Vice President and Chief Financial Officer of the Company since June 2013 and the Bank since April 2013. Senior Vice President and Senior Controller of Bank of Manhattan from September 2011 to June 2012. Senior Vice President and Controller of Community Bank from February 2010 to September 2010. Senior Vice President and Controller of First Federal Bank of California from 1997 to 2009.
Norman Bellefeuille	65	Senior Vice President and Chief Loan Officer of the Bank since July 2012. Lending Division Manager of Luther Burbank Savings from 2005 to July 2012.
Ruth McCloud	69	Senior Vice President / Chief Retail Banking Officer of the Bank since July 2014. Senior Vice President / Divisional Sales Manager of OneWest Bank from January of 2010 to June 2014. Senior Vice President / Sales Manager of First Federal Bank of California from January 2004 to December 2009.

(1)
As of March 31, 2018

EXECUTIVE COMPENSATION

Summary Compensation Table

       The Summary Compensation Table includes information concerning the compensation paid to or earned by our Chief Executive Officer ('CEO") and our three other most highly compensated executive officers. Each executive is referred to herein as a named executive officer ("NEO").

Name and Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total ($)

Wayne-Kent A. Bradshaw	2017	$435,000	-	-	-	$70,299	$505,299

Chief Executive Officer	2016	$415,000	$224,100	-	-	$59,961	$699,061

	2015	$400,000	-	-	-	$72,744	$472,744

Brenda J. Battey	2017	$235,323	-	-	$47,065	$33,427	$315,815

Chief Financial Officer	2016	$228,469	-	$64,500	$45,694	$63,887	$402,550

	2015	$221,815	-	-	$44,363	$53,372	$319,550

Norman Bellefeuille	2017	$248,044	-	-	$49,609	$49,129	$346,782

Chief Loan Officer	2016	$240,819	-	$86,000	$48,164	$123,107	$498,090

	2015	$233,805	-	-	$46,761	$72,419	$352,985

Ruth McCloud	2017	$200,510	-	-	$40,102	$28,963	$269,575

Chief Retail Banking Officer	2016	$194,670	-	$43,000	$38,934	$22,642	$299,246

	2015	$189,000	-	-	$37,800	$54,377	$281,177

(1)
Includes amounts deferred and contributed to the 401(k) Plan by the NEO.
(2)
Relates to award of 120,483 shares of restricted stock awarded to Mr. Bradshaw pursuant to the LTIP in lieu of a cash bonus due to restrictions applicable to companies that participated in the U.S. Treasury Department's Capital Assistance Program. The awarded shares vest two years after the grant date as to 100,000 shares and three years after the date of grant as to 20,483 shares, in each case subject to a further schedule based on the extent to which assistance received from the Treasury Department is repaid.
(3)
The amounts shown reflect the aggregate grant date fair value of restricted stock awards and option awards, as determined in accordance with FASB ASC Topic 718. Additional information concerning our accounting for restricted stock and options granted in 2016 is included in Note 11 of the Notes to the Consolidated Financial Statements of the Company filed with the SEC as part of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.
(4)
The amounts shown represent the cash incentive compensation awards earned by the NEO under the Bank's Incentive Plan for Management ("Incentive Plan"), based on the objective criteria established by the Board pursuant to the Incentive Plan at the beginning of each year. The Compensation and Benefits Committee evaluates the performance results at the beginning of the following year and approves the amounts of bonuses to be paid under the Incentive Plan.
(5)
Includes amounts paid by the Company to the 401(k) account of the NEO and allocations under our Employee Stock Ownership Plan. Also includes perquisites and other benefits consisting of automobile and telephone allowances, health benefits and life insurance premiums. The amount shown for our CEO includes country club dues.

Incentive Compensation

       The Bank's Incentive Plan for Management ("Incentive Plan") is designed to reward management for productivity, high performance and implementing the business plan and vision of the Bank. The Compensation and Benefits Committee establishes performance objectives in advance of each year. These performance objectives are derived from the Strategic Plan, which is reviewed and approved by the Board annually, and typically covers the ensuing three years. The compensation payable under the Incentive Plan is tied directly to the attainment of the pre-established performance objectives. The Incentive Plan provides for a minimum, target and maximum incentive opportunity equal to 25%, 40% and 65%, respectively, of base salary for the CEO and 20%, 35% and 50%, respectively, of base salary for the senior executive officers. Due to restrictions applicable to companies that participated in the U.S. Treasury Department's Capital Assistance Program, the CEO cannot participate in the Incentive Plan until the aggregate financial assistance received by the Company from U.S. Treasury has been repaid.

       In order for the Incentive Plan participants to receive any form of payout, a minimum financial threshold of 80% of the Board approved consolidated net earnings for the Incentive Plan year must be achieved. For year 2017, the Board established specific objectives in the following areas:

  •
  Net Earnings
  •
  Capital
  •
  Compliance
  •
  Net Loan Growth
  •
  Asset Quality
  •
  Core Deposit Growth

       At the end of the Incentive Plan year, each goal was assessed and results calculated. The Compensation and Benefits Committee, pursuant to the terms of the Incentive Plan, determined that the pre-established objectives for year 2017 were achieved.

Grants of Plan-Based Awards in 2017

       There were no grants of restricted stock or options to the NEOs for the year ended December 31, 2017. The CEO was awarded 129,270 of cash-settled restricted stock units ("RSUs") during 2017. All RSUs vest at the end of two years from the date of the grant and are subject to forfeiture until vested. Each RSU entitles the CEO to receive cash equal to the fair market value of one share of common stock on the applicable payout date.

Outstanding Equity Awards at December 31, 2017

       The following table sets forth information concerning outstanding equity awards held by each NEO as of December 31, 2017.

	Option Awards				Restricted Stock Award
Name	Number of Securities Underlying Unexercised Options (Exercisable)(1)	Number of Securities Underlying Unexercised Options (Unexercisable)(2)	Option Exercise Price(3)	Option Expiration Date(4)	Number of Shares That Have Not Vested(5)	Market Value of Shares That Have Not Vested(6)
Wayne K. Bradshaw	75,000	-	$4.98	03/18/19	120,483	$284,340
Brenda J. Battey	30,000	120,000	1.62	02/24/26	-	-
Norman Bellefeuille	40,000	160,000	1.62	02/24/26	-	-
Ruth McCloud	20,000	80,000	1.62	02/24/26	-	-

(1)
The stock options shown are currently exercisable.
(2)
Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of grant.
(3)
Based upon the fair market value of a share of Company common stock on the date of grant.
(4)
Terms of outstanding stock options are for a period of ten years from the date the option is granted.
(5)
100,000 shares vest on the second anniversary of the date of grant and 20,483 shares vest on the third anniversary of the date of grant.
(6)
Based upon a market value of $2.36 per share for the Company common stock as of December 31, 2017.

DIRECTOR COMPENSATION

       Members of the Board of Directors of Broadway Financial Corporation do not receive separate compensation for their service on the Board of Directors of Broadway Federal Bank.

       For the year ended December 31, 2017, each member of the Board received $1,000 per meeting for attending monthly and special board meetings. The Chairman of the Board received an additional annual retainer of $10,000. Committee members received an additional annual retainer of $8,000 and Committee Chairpersons received an additional annual retainer of $6,000 for such service, except for the Corporate Governance Committee Chair who received an additional annual retainer of $4,000.

       The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Robert C. Davidson	$31,000	$7,500	$920	$39,420

A. Odell Maddox	$19,000	$7,500	-	$26,500

Daniel Medina	$26,000	$7,500	-	$33,500

Virgil Roberts	$34,000	$7,500	-	$41,500

Dutch C. Ross III	$26,000	$7,500	-	$33,500

Erin Selleck	$26,000	$7,500	-	$33,500

(1)
Includes payments of annual retainer fees, fees paid to chairmen and members of Board committees, and meeting attendance fees.
(2)
The amounts shown reflect the aggregate grant date fair value of stock awards, as determined in accordance with FASB ASC Topic 718.
(3)
Includes premiums paid for dental and vision insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Company's current loan policy provides that all loans made by the Company or its subsidiary to its directors and executive officers or their associates must be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness who are not related to the Company and must not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2017, the Company did not have any loans to related parties or affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to report to the SEC their initial ownership of shares of the Company's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and any late filings or failures to file are to be disclosed in this Proxy Statement. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a) of the Exchange Act. Based on our review of the reports under Section 16(a) that have been furnished to us, we are not aware of any reporting person under Section 16(a) of the Exchange Act that failed to file such reports on a timely basis during the last fiscal year.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       The Board has appointed Moss Adams LLP ("Moss Adams") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. This appointment is being submitted to the stockholders for their consideration and ratification. If the appointment of Moss Adams is not ratified by the stockholders, the Audit Committee will consider the stockholders' vote in deciding whether to reappoint Moss Adams as independent registered public accounting firm in the future.

       It is anticipated that representatives of Moss Adams will be present at the Annual Meeting. The Moss Adams representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders. Moss Adams performed the independent audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2017 and 2016.

The Board of Directors unanimously recommends that you vote "FOR"
the proposal to ratify the appointment of Moss Adams LLP
as the Company's independent registered public accounting firm.

Principal Accountant Fees and Services

       The Audit Committee approves each engagement before the Company's independent accountants, Moss Adams LLP, are engaged to render non-audit services for the Company or the Bank. There were no non-audit services provided by Moss Adams LLP for the years indicated. All non-audit services for the Company or the Bank were provided by another accounting firm. The Audit Committee also preapproved all of the audit and audit-related services provided by Moss Adams LLP for the years ended December 31, 2017 and 2016.

       The following table sets forth the aggregate fees billed to us by Moss Adams LLP for the years indicated, inclusive of out of pocket expenses.

	2017	2016
	(In thousands)
Audit fees(1)	$195	$168
Audit-related fees(2)	6	6
Tax Fees(3)	69	83

Total fees	$270	$257

(1)
Aggregate fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements included in the Company's Annual Report on Form 10-K and for the reviews of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.
(2)
Consultation fees billed for professional services rendered for the review of a Registration Statement on Form S-8 filed with the SEC by the Company.
(3)
Consists of tax filing and tax related compliance and other advisory services.

PROPOSAL 3. APPROVAL OF BROADWAY FINANCIAL CORPORATION
2018 LONG-TERM INCENTIVE PLAN

       A proposal will be presented at the Annual Meeting to approve the Broadway Financial Corporation 2018 Long-Term Incentive Plan (the "Plan"). The Plan was approved by the Board of Directors on April 25, 2018, subject to stockholder approval, to replace the Company's 2008 Long Term Incentive Plan, as amended (the "2008 Plan"). The 2008 Plan has expired and is no longer effective, except as to outstanding awards.

       Subject to approval by the stockholders at the Annual Meeting, the Plan will be effective as of July 25, 2018 (the "Effective Date"), and will continue in effect for ten years thereafter, unless earlier terminated by the Board. No awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

       A summary of the material provisions of the Plan is set forth below. A copy of the Plan is set forth in Exhibit A to this proxy statement.

PURPOSE

       The purposes of the Plan are to (i) attract and retain well qualified employees; (ii) motivate the Company's key employees and directors, by means of appropriate incentives, to achieve the Company's long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Plan Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term interest of the Company and its subsidiary, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

       The Board has proposed the Plan because it believes in the merits of linking employees' overall compensation opportunities to the enhancement of long-term stockholder returns. The Company uses equity-based compensation, such as options and other Company Stock related awards, as key elements of its compensation packages. The Board has approved the Plan, and is recommending it to stockholders for approval because the Company believes it is important for the employees and directors of the Company and its subsidiary to have an equity interest in the Company, and to be eligible to receive cash incentive awards. Adoption of the Plan will help achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.

GENERAL

       To achieve the Board's long term incentive compensation objectives described above, the Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights ("SARs"), full value awards and cash incentive awards. Each of these is referred to in the Plan and in this summary as an "Award". The maximum number of shares of common stock of the Company ("Stock") that may be delivered to Participants and their beneficiaries under the Plan will be 1,293,109 shares.

       The Plan will be administered by a committee (the "Committee") of two or more members of the Board who are selected by the Board. The Committee will select the persons to whom Awards under the Plan will be granted ("Participants") within the eligibility criteria of the Plan, the types of Awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of the Awards. The Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board will be authorized to take any action under the Plan that would otherwise be the responsibility of the Committee.

       The aggregate amount of all compensation granted to any member of the Board during any fiscal year of the Company, including any Awards (based on grant date Fair Market Value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $100,000.

       The shares of Stock with respect to which Awards may be made under the Plan will include both currently authorized but unissued shares and, to the extent permitted by applicable law, previously issued shares that have been reacquired by the Company and are held as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an Award under the Plan may be settled in cash rather than Stock. The closing price of the Stock on May 31, 2018 was $2.14 per share.

       In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee for this purpose may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the exercise price).

       Unless otherwise provided by the Committee, Awards under the Plan will not be transferable except as designated by the Participant by will or by the laws of descent and distribution.

ELIGIBILITY

       All employees and directors of the Company or its subsidiary, as well as consultants and other persons providing services to the Company or its subsidiary, will be eligible to become Participants in the Plan, except that non-employees may not be granted incentive stock options. As of May 31, 2018, the Company and its subsidiary had 69 employees.

OPTIONS

       The Committee may grant an incentive stock option or non-qualified stock option to purchase the Stock at an exercise price determined under the option. Except as described below, the exercise price for an option must not be less than the fair market value of the Stock at the time the option is granted. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's stockholders or as a result of adjustments for corporate transactions as described above. In addition, the Committee may grant options with an exercise price less than the fair market value of the Stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced.

       Options will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of Stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option will be payable in cash, by promissory note, or in Stock (valued at fair market value as of the day of exercise), or a combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option be granted with an effective period of more than ten years after the grant date.

STOCK APPRECIATION RIGHTS

       An SAR entitles the Participant to receive the amount (in cash or stock) by which the fair market value of a specified number of shares of Stock on the exercise date exceeds an exercise price established by the Committee. Except as described below, the Plan provides that the exercise price for an SAR must not be less than the fair market value of the Stock at the time the SAR is granted or, if less, the exercise price of the tandem option. In addition, the Committee may grant SARs with an exercise price less than the fair market value of the Stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. The Committee may grant an SAR independent of any option grant and may also grant an option and an SAR in tandem with each other. SARs and options granted in tandem may be granted on different dates but may have the same exercise price. SARs will be exercisable in accordance with the terms established by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

FULL VALUE AWARDS

       The following types of "full value awards" may be granted pursuant to the Plan, as determined by the Committee:

  •
  The Committee may grant shares of Stock that may be in return for previously performed services, or in return for the Participant surrendering other compensation that may be owed to the Participant.

  •
  The Committee may grant shares of Stock that are contingent on the achievement of performance or other objectives during a specified period.

  •
  The Committee may grant shares of stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or the achievement of performance or other objectives.

       Any such awards will be subject to such other conditions, restrictions and contingencies as the Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or the subsidiary, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than one year (subject to accelerated vesting, to the extent provided by the

Committee, in the event of the Participant's death, disability, retirement, change of control or involuntary termination).

CASH INCENTIVE AWARDS

       The Committee may grant cash incentive awards (including the right to receive payment of Stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a Participant's performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be made subject to such other conditions, restrictions and contingencies, as may be determined by the Committee.

CHANGE OF CONTROL

       The Plan provides that the vesting of Awards under the Plan will be accelerated in the event we experience a Change in Control. A "Change in Control" is defined in the Plan generally to occur when a person or group of persons acting in concert acquires beneficial ownership of, or makes a tender offer for, 20% or more of a class of the Company's or the Bank's equity securities or in the event of a merger or other form of business combination, sale of all or substantially all of the Company's or the Bank's assets, a plan of liquidation for the Company or the Bank is adopted or a solicitation of our stockholders seeking approval of any of the foregoing is made by anyone other than our Board of Directors or a majority of the Board of Directors ceases to consist of persons who were directors as of the adoption date of the Plan or persons who were nominated by such directors, or in certain other circumstances constituting a Change in Control as defined for specified regulatory purposes.

AMENDMENT AND TERMINATION

       The Plan may be amended or terminated at any time by the Board, and the Board or the Committee may amend any Award granted under the Plan, provided that no amendment or termination may adversely affect the rights of any Participant under the Award granted prior to the date such amendment is adopted without the Participant's written consent. The Board may not amend the provision of the Plan related to repricing without approval of the Company's stockholders. The Plan will remain in effect as long as any Awards under it are outstanding, but no new Awards may be granted after the ten-year anniversary of the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

       The following discussion is intended only as a brief summary of the material U.S. federal income tax rules that are generally relevant to Plan awards as of the date of this Proxy Statement. The laws governing the tax aspects of awards are highly technical and such laws might change. The following discussion does not address state, local or non-U.S. income tax rules applicable to awards under the Plan.

SARs and Stock Options

       Upon the exercise of a SAR or stock option, other than an incentive stock option, an award recipient will recognize ordinary income equal to the excess of the fair market value of the stock subject to such SAR or option on the date of exercise over the exercise price for such SAR or stock option. The Company generally will be entitled to a corresponding federal income tax deduction equal to the amount of ordinary income recognized by the recipient. Upon the sale of the stock acquired upon exercise, the recipient will generally recognize a long- or short-term capital gain or loss, depending on whether the recipient held the stock for more than one year from the date of exercise. With respect to incentive stock options, a recipient generally will not recognize taxable income when the incentive stock option is exercised, unless the recipient is subject to the alternative minimum tax. If the recipient sells the stock more than two years after the incentive stock option was granted and more than one year after the incentive stock option was exercised, the recipient will recognize a long-term capital gain or loss, measured by the difference between the sale price and the exercise price of the shares. The Company will not receive a tax deduction with respect to the exercise of an incentive stock option if the incentive stock option holding period is satisfied. Award recipients do not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a stock appreciation right, a nonqualified stock option or an incentive stock option.

Other Awards

       The recipient of a full value award or cash award generally will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based and/or service-based vesting requirements. The recipient generally will recognize ordinary income when the substantial risk of forfeiture expires or is removed unless, in the case of an award other than restricted stock, the payment of cash or issuance of stock in settlement of the award is deferred until sometime after the vesting date, in which case, the recipient generally will recognize ordinary income upon receipt of such cash or stock. The Company generally will be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. If the recipient holds shares of stock received upon settlement of an award for more than one year, the capital gain or loss when the recipient sells the shares will be long-term.

Internal Revenue Code Section 162(m)

       In general, Section 162(m) of the U.S. tax code limits the Company's compensation deduction to $1,000,000 paid in any tax year to any "covered employee" as defined under Section 162(m). Section 162(m) may result in all or a portion of the awards granted under the Plan to "covered employees" failing to be deductible to the Company for federal income tax purposes.

The Board of Directors unanimously recommends that you vote "FOR"
the proposal to approve the Company's 2018 Long-Term Incentive Plan.

PROPOSAL 4. ADVISORY (NON-BINDING) VOTE TO APPROVE
EXECUTIVE COMPENSATION

       Our overall executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly align the interests of our executive officers with the long-term interests of our stockholders.

       Our stockholders are asked to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules and the TARP rules of the U.S. Treasury Department. Accordingly, stockholders will be asked at the Annual Meeting to vote on the following resolution:

       "Resolved, that the stockholders of Broadway Financial Corporation hereby approve the compensation of the Named Executive Officers as disclosed in the Summary Compensation Table of the Proxy Statement for the Annual Meeting pursuant to Item 402 of Regulation S-K."

       This vote will not be binding on the Company's Board and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty of the Board. Nor will it affect any compensation paid or awarded to any executive officer. The Compensation and Benefits Committee and the Board may, however, take the outcome of the vote into account when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

       Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 2019 proxy statement must set forth the proposal in writing and file it with the Corporate Secretary of the Company on or before February 13, 2019, or such later date as may be designated by the Board if the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") is not held in June. The Board will review any stockholder proposal that is filed as required and will determine whether such proposal meets applicable criteria for inclusion in the proxy statement and for consideration at the 2019 Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2019 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Corporate Secretary of the Company on or before June 25, 2019, or such later date as may be designated by the Board if the 2019 Annual Meeting is not held in June, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

       Under the Company's Bylaws, stockholder nominations for election of directors at the 2019 Annual Meeting may only be made pursuant to timely notice in writing received by the Corporate Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year's annual meeting of stockholders to be considered. The notice must state the nominee's name, age, business and residence addresses and principal occupation or employment and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

ANNUAL REPORT AND FORM 10-K

       The Company's 2017 Annual Report to Stockholders, which includes our 2017 Annual Report filed with the SEC on Form 10-K and contains the Company's consolidated financial statements for the years ended December 31, 2017 and 2016, accompanies this Proxy Statement.

       Stockholders may obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, without the accompanying exhibits, by sending a written request to Broadway Financial Corporation, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036 Attention: Alice Wong. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits attached to the Annual Report on Form 10-K upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Alice Wong Corporate Secretary June 13, 2018

Appendix A

BROADWAY FINANCIAL CORPORATION 2018 LONG-TERM INCENTIVE PLAN

SECTION I
GENERAL

       1.1    Purpose.    The Broadway Financial Corporation 2018 Long-Term Incentive Plan (the "Plan") has been established by Broadway Financial Corporation (the "Company") to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

       1.2    Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

       1.3    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of SECTION V (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of SECTION IX).

SECTION II
OPTIONS AND SARS

       2.1   Definitions.

         (a)   The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this SECTION II may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in Section 422(b) of the Code. Each Option granted under this Plan shall be an NQO, unless the Option satisfies all of the requirements of an ISO and the Committee designates such Option as an ISO.

         (b)   A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 5.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock on the date exercise; over (ii) an Exercise Price established by the Committee.

       2.2    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this SECTION II shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). However, in the case of an ISO granted to a Participant who, at the date of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price share shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant.

       2.3    Option Term; Exercise.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten (10) years after the date of its grant; provided, however, that the term of an ISO shall not exceed five (5) years from the date the ISO is granted in the case of an ISO granted to a Participant who, on the date of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an ISO) (i) the exercise of the Option is prohibited by applicable law, or (ii) shares of Stock may not be purchased or sold by certain employees or directors of the Company or any Subsidiary due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lockup agreement.

       2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this SECTION II shall be subject to the following:

         (a)   Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise, except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c) payment may be made as soon as practicable after the exercise.

         (b)   Subject to applicable law, the Exercise Price shall, as determined by the Committee, (i) be payable in cash, by promissory note or by tendering, either by actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, including shares otherwise distributable pursuant to the exercise of the Option, and valued at Fair Market Value as of the day of exercise, or in any combination thereof; or (ii) be Stock Settled.

         (c)   Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell a sufficient portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

       2.5    No Repricing.    Except for adjustments pursuant to Section 5.2(f) (relating to the adjustment of shares) or reductions of the Exercise Price approved by the Company's shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price.

       2.6    Grants of Options and SARs.    An Option may, but need not be, in tandem with an SAR and an SAR may, but need not be in tandem with an Option, in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement. If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, and the exercise price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

 SECTION III
FULL VALUE AWARDS

       3.1    Definition.    A "Full Value Award" is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant being made subject to one or more of the following, as determined by the Committee:

         (a)   The grant shall be in consideration of a Participant's previously performed services, or surrender of other compensation that may be due.

         (b)   The grant shall be contingent on the achievement of performance or other objectives during a specified period.

         (c)   The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

       The grant of Full Value Awards may also be made subject to such other conditions, restrictions and contingencies, as the Committee shall determine.

       3.2   Restrictions on Awards.

         (a)   The Committee may designate a Full Value Award granted to any Participant as Performance-Based Compensation. Any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on the Performance Measures selected by the Committee.

         (b)   If the right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, and without the Full Value Award being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than one (1) year (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, Change in Control or involuntary termination).

SECTION IV
CASH INCENTIVE AWARDS

       A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be made subject to such other conditions, restrictions and contingencies as may be determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as Performance-Based Compensation. Any Award so designated shall be conditioned on the achievement of one or more Performance Measures selected by the Committee. Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted pursuant to this Plan or otherwise) for a performance period ending in a calendar year, shall be made to the participant not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION V
OPERATION AND ADMINISTRATION

       5.1    Effective Date.    Subject to the approval of the shareholders of the Company at the Company's 2018 annual shareholders meeting, the Plan shall be effective as of July 25, 2018 (the "Effective Date"); provided, however, that Awards may be granted contingent on approval of the Plan by the shareholders of the Company at such annual meeting. In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten- (10) year anniversary of the Effective Date. On or after the Effective Date, no awards will be granted under the Prior Plan.

       5.2    Shares and Other Amounts Subject to Plan.    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

         (a)   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

         (b)   Subject to the following provisions of this Section 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,293,109. However, the limit under this paragraph (b), as well as the limits under paragraph (e) below, shall not apply to Awards granted pursuant to Section 5.5 in replacement of awards granted under plans other than this Plan.

         (c)   To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

         (d)   Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above, subject to the following:

      (i)
      To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

      (ii)
      Subject to the provisions of paragraph (i) above, the total number of shares covered by an Award will be treated as delivered for purposes of this paragraph (ii) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if an Award denominated in shares of Stock is settled in cash, the total number of shares with respect to which such payment is made shall be considered to have been delivered; (B) if shares covered by an Award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Company to satisfy such withholding obligation shall be considered to have been delivered; (C) if the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (D) if cash or shares of Stock are delivered in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered.

         (e)   Subject to Section 5.2(f), the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,293,109 shares. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted to any member of the Board during any fiscal year of the Company, including any Awards (based on grant date Fair Market Value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed One Hundred Thousand Dollars ($100,000).

         (f)    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the exercise price). However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (A) would result in accelerated recognition of income or imposition of additional tax under Section 409A; or (B) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Section 409A, provided that the restriction of this clause (B) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.

       5.3    General Restrictions.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a)   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b)   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

       5.4    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that, unless otherwise determined by the Committee after the Company's adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016, such shares under this

Section 5.4 may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such taxable income).

       5.5    Grant and Use of Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to Section 2.5 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of Section 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award. The provisions of this Section 5.5 shall be subject to the provisions of Section 5.15.

       5.6    Dividends and Dividend Equivalents.    An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. The provisions of this subsection shall be subject to the provisions of Section 5.15.

       5.7    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Section 409A, this Section 5.7 shall not be construed to permit the deferred settlement of Options or SARs if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of Section 5.15.

       5.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

       5.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

       5.10    Agreement With Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

       5.11    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

       5.12    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

       5.13    Limitation of Implied Rights.

         (a)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

         (b)   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

       5.14    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

       5.15    Limitations under Section 409A.    The provisions of the Plan shall be subject to the following:

         (a)   Neither Section 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Section 409A, provided that this paragraph (a)

  shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A.

         (b)   Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

         (c)   The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A.

SECTION VI
CHANGE IN CONTROL

       6.1   Unless determined otherwise by the Committee, upon a Participant's termination of employment within the twelve (12) months following a Change in Control, all unvested Full Value Awards shall become fully vested and all Options and SARs shall be exercisable for a period ending on the earlier of the expiration date of the Option or SAR or the first anniversary of the Participant's termination of employment. Notwithstanding the foregoing provisions of this SECTION VI, in the event of a Change in Control as the result of a Terminating Event, a Participant's Options, SARs, and Full Value Awards will become vested and exercisable pursuant to this Section 6.1 only if no provision has been made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of the Awards theretofore granted hereunder, or the substitution for such Awards of new awards issued by the successor corporation or, if applicable, the publicly-traded entity that is the parent entity of the successor corporation, with such appropriate adjustments as may be determined or approved by the Committee, in which event this Plan and the awards theretofore granted or substituted therefore shall continue in the manner and under the terms so provided.

       6.2   As used in this Plan, a "Change in Control" of the Company shall mean an event of a nature that (a) would be required to be reported in response to Item 1 of a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act as in effect on the Effective Date of this Plan; or (b) results in any person acquiring control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the rules and regulations promulgated by the Office of the Comptroller of the Currency ("OCC") (or its predecessor agency), as in effect on the Effective Date of this Plan, (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OCC, the Board shall substitute its judgment for that of the OCC); and, without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the Securities and Exchange Commission ("SEC") thereunder, each as in effect on the date of the adoption of this Plan by the Board, and including any such persons that may be deemed to be acting in concert with respect to the Bank or the Company, or the acquisition, ownership or voting of Bank or Company securities) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the date of the adoption of this Plan by the Board), directly or indirectly, of securities of the Bank or the Company representing twenty percent (20%) or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (ii) individuals who constitute the Board on the date of the adoption of this Plan by the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (iii) a plan of liquidation reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the resulting entity (a "Terminating Event") is approved by the Board and the shareholders or otherwise occurs; or (iv) solicitations of shareholders of the Company, by someone other than the Incumbent Board of the Company, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to this Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (v) a tender offer is made for 20% or more of the voting securities of the Bank or the Company; or (vi) any other event, transaction or series of transactions occurs as a result of which any person may be deemed to become a "controlling person" of the Bank or "acquire control" of the Company (as such terms are defined in the regulations of the OCC set forth at 12 C.F.R. Part 161.14 or of the Federal Reserve Board of Governors at 12 C.F.R. Part 225 as in effect on the effective date of this Plan).

SECTION VII
COMMITTEE

       7.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this SECTION VII. The Committee shall be selected by the Board, and shall consist solely of two (2) or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. With respect to Insiders, the Plan and Awards to Insiders shall be administered by a committee where each director is a "non-employee director" as that term is used under Rule 16b-3 under the Exchange Act.

       7.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

         (a)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by SECTION VIII) to amend, cancel, or suspend Awards.

         (b)   To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

         (c)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (d)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

         (e)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

         (f)    The Committee shall take such actions as it determines to be necessary or appropriate with respect to this Plan, and the Awards granted under the Plan, to avoid acceleration of income recognition or imposition of penalties under Section 409A.

         (g)   Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

         (h)   At any time the Committee may correct any error made under the Plan or any Award Agreement, including, without limitation, changing or revoking the grant of an Award.

       7.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

       7.4    Information to be Furnished to Committee.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

       7.5    Applicable Law.    The provisions of the Plan shall be construed in accordance with the laws of the State of California, without regard to the conflict of law provisions of any jurisdiction.

SECTION VIII
AMENDMENT AND TERMINATION

       The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to Section 5.2(f) shall not be subject to the foregoing limitations of this SECTION VIII; and further provided that the provisions of Section 2.5 (relating to

Option and SAR repricing) cannot be amended unless the amendment is approved by the Company's shareholders. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A to become subject to Section 409A.

SECTION IX
DEFINED TERMS

       In addition to the other definitions contained herein, the following definitions shall apply:

       (a)    Award.    The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

       (b)    Award Agreement.    The term "Award Agreement" means an agreement which may be entered into by each Participant and the Company that sets forth the terms and provisions applicable to an Award.

       (c)    Bank.    The term "Bank" means Broadway Federal Bank, the wholly-owned bank subsidiary of the Company.

       (d)    Board.    The term "Board" means the Board of Directors of the Company.

       (e)    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

       (f)    Eligible Individual.    For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, and any consultant, non-employee director, or other person providing services to the Company or a Subsidiary; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

       (g)    Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

       (h)    Fair Market Value.    Except as otherwise provided by the Committee, for purposes of determining the "Fair Market Value" of a share of Stock as of any date means the average of the high and low bid prices of the Stock as reported by the Nasdaq Stock Market (as published by the Wall Street Journal, if then so published) or, if the Stock is then listed on or quoted through a stock exchange or transaction reporting system on or through which actual sale prices are regularly reported, the closing sale price of the Stock, on the grant date, or if the Stock was not traded on such date, on the next preceding day on which the Stock was quoted or traded, as the case may be.

       (i)    Insider.    The term "Insider" means, to the extent the Company is subject to the Exchange Act on the date of an Award, an employee of the Company or any Subsidiary who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

       (j)    Performance-Based Compensation.    The term "Performance-Based Compensation" shall have the meaning ascribed to it under Section 409A.

       (k)    Performance Measures.    The "Performance Measures" shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures: net earnings; net interest income; operating or interest rate margins; earnings per share; efficiency ratio or other cost control measures or objectives; return on equity; return on assets; stock price; comparisons with stock market indices; regulatory achievements; economic value added metrics; strategic business objectives, consisting of one or more objectives based on meeting specified volume or market share targets, business expansion goals, or goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding or investments, or to assets or net assets.

       (l)    Prior Plan.    The term "Prior Plan" means the Amended and Restated Broadway Financial Corporation 2008 Long-Term Incentive Plan approved by the Company's shareholders on May 28, 2008.

       (m)    Stock Settled.    The term "Stock Settled" means that upon the exercise of an Option the Company shall deliver that number of shares of Stock determined by the Committee taking the difference between (A) the Fair Market Value of the Stock as of the first day that the Stock was traded on the stock exchange immediately preceding the exercise date, multiplied by the number of Options being exercised, and (B) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock as of the first day that Stock was traded on the securities exchange preceding the exercise date.

       (n)    Stock.    The term "Stock" means shares of common stock, $0.01 par value of the Company.

       (o)    Subsidiaries.    For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

       (p)    Termination of Service.    With respect to Awards that constitute Deferred Compensation, references to the Participant's "termination of employment" (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant's "separation from service", and other similar reference) and references to a Participant's "termination as a director" (including separation from service and other similar references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

    (i)
    The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than thirty-six (36) months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company's and the Affiliates' payroll after such date.

    (ii)
    The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

    (iii)
    The determination of a Participant's termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

    (iv)
    If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

    (v)
    The term "Affiliates" means all persons with whom the Company is considered to be a single employer under Section 414(b) of the Code and all persons with whom the Company would be considered a single employer under Code Section 414(c).

    (vi)
    The term "Deferred Compensation" means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.

* * *

       To record adoption of the Plan by the Board on                , 2018, and approval of the Plan by the Company's shareholders on                , 2018, the Company has caused its authorized officer to execute the Plan.

BROADWAY FINANCIAL CORPORATION
By:

Printed Name:

Title:

Date Signed:

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 Broadway Financial Corporation 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. To elect two directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2021 and until their successors are elected and have been qualified. + 01 - Wayne Bradshaw 02 - Erin Selleck 01 02 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For Against Abstain ForAgainst Abstain 2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018. 4. To cast an advisory (non-binding) vote on executive compensation. 3. To approve the 2018 Long Term Incentive Plan. 5. To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting of Stockholders or any postponement or adjournment thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T 8 6 2 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 02UKMA MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — BROADWAY FINANCIAL CORPORATION + REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 25, 2018 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY I/we hereby constitute and appoint Wayne-Kent A. Bradshaw, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2018 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, on Wednesday, July 25, 2018 at 2:00 p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we would be entitled to vote if personally present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF SUCH OTHER PROPOSALS. I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompany the notice (the “Annual Meeting Proxy Statement”). (continued and to be signed on the reverse side) Non-Voting Items Change of Address — Please print new address below. + C

MMMMMMMMMMMM . Broadway Financial Corporation Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. To elect two directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2021 and until their successors are elected and have been qualified. + 01 - Wayne Bradshaw 02 - Erin Selleck 01 02 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For Against Abstain ForAgainst Abstain 2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018. 4. To cast an advisory (non-binding) vote on executive compensation. 3. To approve the 2018 Long Term Incentive Plan. 5. To consider such other business as may properly come before and be voted upon by the stockholders at the Annual Meeting of Stockholders or any postponement or adjournment thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 7 8 6 2 2 2 02UKNA MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — BROADWAY FINANCIAL CORPORATION REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 25, 2018 THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY I/we hereby constitute and appoint Wayne-Kent A. Bradshaw, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2018 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 5055 Wilshire Boulevard, Suite 500, Los Angeles, California 90036, on Wednesday, July 25, 2018 at 2:00 p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we would be entitled to vote if personally present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” EACH OF SUCH OTHER PROPOSALS. I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompany the notice (the “Annual Meeting Proxy Statement”). (continued and to be signed on the reverse side)